As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Scientific Games Corporation
6601 Bermuda Road
Las Vegas, Nevada 89119
(Address, including zip code, of principal executive offices)

Scientific Games Corporation Amended and Restated 2003 Incentive Compensation Plan
(Full title of the plan)

James Sottile, Esq.
Scientific Games Corporation
6601 Bermuda Road
Las Vegas, NV 89119
(Name and address of agent for service)

(702) 897-7150
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by the Registrant in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering 3,500,000 additional shares of Common Stock of the Registrant that may be issued under the 2003 Plan. The contents of the Registrant’s Registration Statement on Form S-8 as filed with the Commission on October 31, 2003 (File No. 333-110141), Registration Statement on Form S-8 as filed with the Commission on May 12, 2006 (File No. 333-134043), Registration Statement on Form S-8 as filed with the Commission on March 2, 2009 (File No. 333-157638), Registration Statement on Form S-8 as filed with the Commission on August 10, 2009 (File No. 333-161232), Registration Statement on Form S-8 as filed with the Commission on October 18, 2013 (File No. 333-191817), and Registration Statement on Form S-8 as filed with the Commission on November 24, 2014 (File No. 333-200463), in each case, as amended by the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed with the Commission on January 10, 2018, and the Registration Statement on Form S-8 as filed with the Commission on August 2, 2019 (File No. 333-232987) are incorporated by reference herein and made a part hereof, except as amended or superseded by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1
Scientific Games Corporation Amended and Restated 2003 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 11, 2021)

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

107*	Filing Fees Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 1st day of March, 2022.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Constance P. James
	Name:	Constance P. James
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Scientific Games Corporation, hereby severally constitute and appoint Barry L. Cottle, Constance P. James and James Sottile, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Barry L. Cottle	President, Chief Executive Officer and Director	March 1, 2022
Barry L. Cottle	(Principal Executive Officer)
/s/ Constance P. James	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	March 1, 2022
Constance P. James	(Principal Financial Officer and Principal Accounting Officer)
/s/ Jamie R. Odell	Executive Chair of the Board of Directors and Director	March 1, 2022
Jamie R. Odell
/s/ Antonia Korsanos	Executive Vice Chair of the Board of Directors and Director	March 1, 2022
Antonia Korsanos
/s/ Hamish McLennan	Director	March 1, 2022
Hamish McLennan
/s/ Michael J. Regan	Director	March 1, 2022
Michael J. Regan
/s/ Virginia E. Shanks	Director	March 1, 2022
Virginia E. Shanks
/s/ Timothy Throsby	Director	March 1, 2022
Timothy Throsby
/s/ Maria T. Vullo	Director	March 1, 2022
Maria T. Vullo
/s/ Kneeland C. Youngblood	Director	March 1, 2022
Kneeland C. Youngblood